Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3
(Form Type)

Strive, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Line Item Type	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (1)
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.001 per share	457(r)	1,283,904,392 (3)	$1.90	$2,439,418,344.80	0.0001381	$336,883.67
	Total Offering Amounts:					$2,439,418,344.80		$336,883.67
	Total Fees Previously Paid:							-
	Total Fee Offsets:							-
	Net Fee Due:							$336,883.67

Offering Note(s)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Strive, Inc. (the “Company”) initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-290252), filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2025.

(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.90, which is the average of the high and low prices of the shares of the Class A common stock, par value $0.001 per share (the “Class A Common Stock”), on October 9, 2025 on the Nasdaq Global Market. This filing fee exhibit is in connection with a final prospectus supplement dated October 10, 2025, filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.

(3)	The number of shares of Class A Common Stock being registered consists of (i) 1,110,518,094 shares of the Class A Common Stock, $0.001 par value per share, which includes (a) shares of Class A Common Stock, (b) shares of Class A Common Stock issuable upon the exercise of outstanding pre-funded warrants and (c) shares of Class A Common Stock issuable upon the exercise of outstanding warrants, each issued pursuant to the terms of the subscription agreements, dated as of May 26, 2025, as amended, by and among Asset Entities Inc., Strive Enterprises, Inc. and certain selling stockholders; (ii) 2,681,893 shares of Class A Common Stock issued pursuant to the terms of the exchange agreements, dated as of August 22, 2025, by and among Asset Entities Inc., Strive Enterprises, Inc. and certain selling stockholders; and (iii) 170,704,405 shares of Class A Common Stock, on an as-converted basis, to be registered pursuant to the terms of that certain Registration Rights Agreement, dated as of September 12, 2025, by and among the Company and the persons listed on Schedule A thereto.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,439,418,344.80. The prospectus is a final prospectus for the related offering.